Exhibit 10.7

GENERAL AGREEMENT

Between

Arkadia International and Alless Coach

This General Agreement (“Agreement”) of business activity is made as of the 15th day of March 2013, by and between two independent companies, Arkadia International Nevada Corp. and Alless Coach California LLC.

RECITALS

The parties have agreed to make together export-import business and to conduct its business in accordance with the provisions of this Agreement.

TERMS OF AGREEMENT

1. Address

For Arkadia International: Their principal office- 5348 VEGAS DR. LAS VEGAS, NV 89108

For Alless Coach: 24888 Alicia Parkway, Laguna Hills, CA 92653

2. Purpose. The Parties is organized for the following purpose:

Provide a high quality domestic and international sales, import/export and custom cars by clients request.

Alless Coach will provide the service for tuning and upgrade of cars by Arkadia International request.

Arkadia International will assist in finding buyers for Alless Coach and assist with shipping.

Rider A

Rate and charges for the service will be reasonable and be approximately equivalent to the prevailing rates and charges for the same type of service. Rates will be agreed upon at the time that services are requested by Arkadia International.

The sides may enter into, make and perform all contracts and all other undertakings and engage in any and all transactions that may deem necessary or advisable to carry out its purposes.

3. Terms. The agreement shall continue during 3 years.

4. Accounts. the capital profits and contributions, cash flow, profits and losses, reflects in Balance Sheets, Statements of Operations, Statements of Stockholders’ Equity and Statements of Cash Flows.

5. Managing. The general management, control and conduct of all business deals shall be conducted jointly.

6. Withdrawal from Agreement. Each company may notice to each other at least seventy-five (75) days prior to the last day of any fiscal year, elect to withdraw from the Agreement.

7. Causes for Termination. The agreement shall be terminated upon the earlier of:

a. The incompetency, insolvency or death of all the directors; or

b. The decree of any court of competent jurisdiction directing the dissolution or termination of the Agreement; or

c. Execution of a written declaration of intention to terminate the Agreement by one or both of the sides; or

EXECUTION

Intending to be legally bound, the parties executed this Agreement whereupon it entered into full force and effect in accordance with its terms as of March 15, 2013

Arkadia International Inc.	Alless Coach
5348 Vegas Drive #1107, Las Vegas, NV 89108	24888 Alicia Parkway, Lagunal Hills, CA 92653
/s/ Vladimir Shekhtman	/s/ Andrei A. Stoukan
Vladimir Shekhtman (Director) 1-619-507-5806	Andrei A. Stoukan (Director) 1-949-951-0191